Exhibit 5.1

[Letterhead of Jones Walker L.L.P.]

February 9, 2017

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Ladies and Gentlemen:

We have acted as special counsel to CenturyLink, Inc., a Louisiana corporation (“CenturyLink”), in connection with the preparation of the Registration Statement on Form S-4 (Registration No. 333-215121) (the “Registration Statement”, which term includes amendments thereto through the date hereof but does not include any other document or agreement whether or not specifically referred to or incorporated therein or attached as an exhibit, annex or schedule thereto) initially filed by CenturyLink with the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2016, relating to shares of CenturyLink common stock, $1.00 par value per share (the “Shares”), issuable by CenturyLink in accordance with the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of October 31, 2016 (the “Merger Agreement”), among Level 3 Communications, Inc., a Delaware corporation, CenturyLink and Wildcat Merger Sub 1 LLC and WWG Merger Sub LLC, each a Delaware limited liability company and wholly-owned subsidiary of CenturyLink (the “Merger Subs”).

In connection with furnishing this letter, we have examined copies of the Registration Statement, the Merger Agreement, the organizational documents of CenturyLink, the corporate records of CenturyLink pertaining to the authorization of the Merger Agreement and Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for rendering our opinion below. In conducting our examination, we have assumed without verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, the due authorization, execution and delivery of all documents by all parties other than CenturyLink and the Merger Subs, and the validity, binding effect and enforceability thereof on all such parties. As to questions of fact material to rendering our opinion below, we have relied upon (i) the accuracy of certificates and other comparable documents of public officials and of officers and representatives of CenturyLink and (ii) oral or written representations and warranties made by CenturyLink and the Merger Subs, including those set forth in the Merger Agreement (other than representations and warranties as to legal matters that are the subject of this opinion).

Based upon the foregoing and subject to the following qualifications and limitations, we are of the opinion that the Shares to be issued pursuant to the Merger Agreement are duly authorized and, when issued and paid for following the effectiveness of the Registration Statement in accordance with the terms and conditions of the Merger Agreement, will be legally issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Louisiana Business Corporation Act (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this letter with the SEC as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the heading titled “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder. This letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter.

This letter has been furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated by the SEC, and is expressly limited to the matters set forth above. We render no opinion, whether by implication or otherwise, as to any other matters relating to CenturyLink, the Merger Agreement, the Registration Statement or any of the transactions contemplated or discussed thereunder.

Very truly yours,

/s/ Jones Walker L.L.P.

Jones Walker L.L.P.